Prospectus Supplement No. 5
Filed Pursuant to Rule 424(b)(3)
File No. 333-149930

IVANY NGUYEN, INC.
8720-A Rue Du Frost
St. Leonard, Quebec, Canada, H1P 2Z5
(514) 831-3809

Prospectus Supplement No. 5

(to Final Prospectus dated May 1, 2008)

This Prospectus Supplement No. 5 supplements and amends the final prospectus dated May 1, 2008 (the “Final Prospectus”), relating to the sale from time to time of up to 5,055,845 shares of common stock by certain shareholders, as well as the shares of common stock underlying the warrants held by the selling shareholders.

On February 14, 2011 and May 16, 2011, respectively, we filed with the U.S. Securities and Exchange Commission the attached Quarterly Reports on Form 10-Q.

This Prospectus Supplement No. 5 should be read in conjunction with the Final Prospectus and is qualified by reference to the Final Prospectus except to the extent that the information in this Prospectus Supplement No. 5 supersedes the information contained in the Final Prospectus.

Our shares of common stock are quoted on the OTC Bulletin Board and trade under the ticker symbol “IVNG.” On June 7, 2011, the last reported sale price of our common stock was $0.05 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors”
beginning on page 5 of the Final Prospectus dated May 1, 2008.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement No. 5 is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 5 is June 8, 2011.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10-Q

[X]	Quarterly Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the quarterly period ended December 31, 2010

[ ]	Transition Report pursuant to 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from __________ to __________

Commission File Number: 000-27645

Ivany Nguyen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	88-0258277
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7 Ingram Drive, Suite 128, Toronto, Ontario, Canada M6M 2L7
(Address of principal executive offices)

(888) 648-9366 Ext. 2
(Registrant’s telephone number)
_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)
Indicated by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days [X] Yes    [ ] No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

[ ] Large accelerated filer [ ] Non-accelerated filer	[ ] Accelerated filer [X] Smaller reporting company

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). [ ] Yes   [X] No

State the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date:  44,206,877 common shares as of February 11, 2011.

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 229.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes [  ] No [X]

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PART I - FINANCIAL INFORMATION

Item 1.     Financial Statements

Our financial statements included in this Form 10-Q are as follows:
F-1	Balance Sheets as of December 31, 2010 and June 30, 2010 (unaudited);
F-2	Statements of Operations for the three and six months ended December 31, 2010 and 2009 and from inception of current operations through December 31, 2010 (unaudited);
F-3	Statements of Stockholders’ Equity as of December 31, 2010 (unaudited);
F-4	Statements of Cash Flows for the three and six months ended December 31, 2010 and 2009 and from inception of current operations through December 31, 2010 (unaudited);
F-5	Notes to Financial Statements.

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the SEC instructions to Form 10-Q.  In the opinion of management, all adjustments considered necessary for a fair presentation have been included.  Operating results for the interim period ended December 31, 2010 are not necessarily indicative of the results that can be expected for the full year.

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IVANY NGUYEN, INC.
(An Exploration Stage Company)
Balance Sheets
(Unaudited)

ASSETS	December 31, 2010	June 30, 2010

CURRENT ASSETS

Cash	$207,812	$69,461
Prepaid expenses	62,334	-

Total Current Assets	270,146	69,461

EQUIPMENT, net	255	1,266

TOTAL ASSETS	$270,401	$70,727

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$56,904	$53,422

Total Current Liabilities	56,904	53,422

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock; 10,000,000 shares authorized, at $0.001 par value, none issued or outstanding and outstanding	-	-
Common stock; 200,000,000 shares authorized, at $0.001 par value, 44,206,877 and 39,506,877 shares issued and outstanding, respectively	44,207	39,507
Additional paid-in capital	10,963,972	10,391,672
Deficit accumulated during the exploration stage	(10,794,682)	(10,413,874)

Total Stockholders' Equity (Deficit)	213,497	17,305
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$270,401	$70,727

The accompanying notes are an integral part of these financial statements.

IVANY NGUYEN, INC.
(An Exploration Stage Company)
Statements of Operations
(Unaudited)

	For the Three Months Ended December 31,		For the Six Months Ended December 31,		From Inception Through December 31,
	2010	2009	2010	2009	2010

REVENUES	$-	$-	$-	$-	$-

OPERATING EXPENSES

Exploration	-	-	-	-	170,873
Professional fees	124,422	31,058	341,786	109,658	1,455,898
General and administrative	19,232	252,998	38,011	271,904	2,218,977
Impairment of mining properties	-	-	-	-	545,221
Depreciation	506	505	1,011	1,010	5,809

Total Operating Expenses	144,160	284,561	380,808	382,572	4,396,778

LOSS FROM OPERATIONS	(144,160)	(284,561)	(380,808)	(382,572)	(4,396,778)

INCOME TAX EXPENSE	-	-	-	-	-

LOSS FROM CONTINUING OPERATIONS	(144,160)	(284,561)	(380,808)	(382,572)	(4,396,778)

DISCONTINUED OPERATIONS	-	-	-	-	(6,397,904)

NET LOSS	$(144,160)	$(284,561)	$(380,808)	$(382,572)	$(10,794,682)

BASIC LOSS PER SHARE	$(0.00)	$(0.01)	$(0.01)	$(0.01)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	42,230,790	37,031,877	41,026,549	36,701,877

The accompanying notes are an integral part of these financial statements.

IVANY NGUYEN, INC.
(An Exploration Stage Company)
Statement of Stockholders' Equity (Deficit)
(Unaudited)

	Common Stock		Additional Paid-In	Stock Subscription (Receivable)	Deficit Accumulated During the Exploration	Total Stockholders' Equity
	Shares	Amount	Capital	Payable	Stage	(Deficit)

Balance, June 30, 2005	246,032	$246	$6,215,095	$-	$(6,330,697)	$(115,356)

Net loss for the year ended June 30, 2006	-	-	-	-	(28,518)	(28,518)

Balance, June 30, 2006	246,032	246	6,215,095	-	(6,359,215)	(143,874)

Net loss for the year ended June 30, 2007	-	-	-	-	(38,689)	(38,689)

Balance, June 30, 2007	246,032	246	6,215,095	-	(6,397,904)	(182,563)

Mineral properties acquired for common stock	20,150,000	20,150	77,958	-	-	98,108

Common stock issued for cash	5,055,845	5,056	1,273,191	-	-	1,278,247

Value of options granted	-	-	1,528,233	-	-	1,528,233

Net loss for the year ended June 30, 2008	-	-	-	-	(2,631,422)	(2,631,422)

Balance, June 30, 2008	25,451,877	25,452	9,094,477	-	(9,029,326)	90,603

Common stock issued for services at $0.91	300,000	300	272,700	-	-	273,000

Common stock issued for exercised options at $0.05 per share	100,000	100	4,900	-	-	5,000

Common stock issued for cash at $0.05 per share	10,200,000	10,200	480,800	19,000	-	510,000

Net loss for the year ended June 30, 2009	-	-	-	-	(520,690)	(520,690)

Balance, June 30, 2009	36,051,877	36,052	9,852,877	19,000	(9,550,016)	357,913

Common stock issued for stock subscription payable	380,000	380	18,620	(19,000)	-	-

Common stock issued for cash at $0.05 per share	600,000	600	29,400	-	-	30,000

Common stock issued for exercised options at $0.10 per share	2,250,000	2,250	222,750	-	-	225,000

Common stock issued for services at $0.17 per shared	225,000	225	38,025	-	-	38,250

Fair value of warrants issued for services	-	-	230,000	-	-	230,000

Net loss for the year ended June 30, 2010	-	-	-	-	(863,858)	(863,858)

Balance, June 30, 2010	39,506,877	39,507	10,391,672	-	(10,413,874)	17,305

Common stock issued for services at $0.19 per shared	1,150,000	1,150	220,850	-	-	222,000

Common stock and warrants issued for cash	3,000,000	3,000	297,000	-	-	300,000

Warrants exercised for cash at $0.10 per share	550,000	550	54,450	-	-	55,000

Net loss for the six months ended December 31, 2010	-	-	-	-	(380,808)	(380,808)

Balance, December 31, 2010	44,206,877	$44,207	$10,963,972	$-	$(10,794,682)	$213,497

The accompanying notes are an integral part of these financial statements.

IVANY NGUYEN, INC.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

	For the Six Months Ended December 31,		Through December 31,
	2010	2009	2010
OPERATING ACTIVITIES

Net loss	$(380,808)	$(382,572)	$(10,794,682)
Adjustments to reconcile net loss to net cash used by operating activities:
Discountinued operations	-	-	6,215,341
Value of options granted	-	-	1,758,233
Common stock issued for services	159,666	-	470,916
Depreciation	1,011	1,010	5,809
Impairment of mining properties	-	-	545,221
Changes in operating assets and liabilities:
Change in accounts payable	3,482	27,014	56,904

Net Cash Used in Operating Activities	(216,649)	(354,548)	(1,742,258)

INVESTING ACTIVITIES

Purchase of mineral properties	-	-	(447,113)
Purchase of computer equipment	-	-	(6,064)

Net Cash Used in Investing Activities	-	-	(453,177)

FINANCING ACTIVITIES

Proceeds from common stock	355,000	20,000	2,403,247
Repayment of notes payable	-	-	(40,247)
Proceeds from notes payable	-	-	40,247
Repayment to shareholder	-	-	(160,962)
Borrowings from shareholder	-	374	160,962

Net Cash Provided by Financing Activities	355,000	20,374	2,403,247

NET INCREASE (DECREASE) IN CASH	138,351	(334,174)	207,812
CASH AT BEGINNING OF PERIOD	69,461	455,263	-

CASH AT END OF PERIOD	$207,812	$121,089	$207,812

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

NON CASH FINANCING ACTIVITIES:
Common stock issued for mineral properties	$-	$-	$98,108
Common stock issued for prepaid expenses	72,000	-	72,000

The accompanying notes are an integral part of these financial statements.

IVANY NGUYEN, INC.
Notes to the Financial Statements
December 31, 2010 and 2009

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at December 31, 2010 and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's June 30, 2010 audited financial statements.  The results of operations for the period ended December 31, 2010 is not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  During the six months ended December 31, 2010 the Company realized a net loss of $380,808 and has incurred an accumulated deficit of $10,794,682.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company currently has consulting agreements with two of the Company’s officers.  Each agreement authorizes each member to receive $6,000 per month in consulting fees along with reimbursement of expenses incurred on the Company’s behalf.  During the six months ended December 31, 2010 the Company paid $158,804 in combined fees and expense reimbursements to these two officers.

NOTE 4 – CAPITAL STOCK TRANSACTIONS

Preferred stock
The authorized preferred stock is 10,000,000 shares with a par value of $0.001. As of December 31, 2010, the Company has no shares of preferred stock issued or outstanding.

Common stock
The authorized common stock is 200,000,000 shares with a par value of $0.001. As of December 31, 2010 and June 30, 2010, 44,206,877 and 36,051,877 shares were issued and outstanding, respectively.

During the year ended June 30, 2007, the Company completed a reverse split on its common stock from 500 shares to 1 share. The reverse stock split is reflected on a retroactive basis.

IVANY NGUYEN, INC.
Notes to the Financial Statements
December 31, 2010 and 2009

NOTE 4 – CAPITAL STOCK TRANSACTIONS (CONTINUED)

During the year ended June 30, 2008, the Company issued 5,055,845 shares of its common stock for cash of $1,278,247. The Company also issued 20,150,000 shares of its common stock for mineral properties valued at $98,108.  The Company issued 2,500,000 options valued at $1,528,233.

During the year ended June 30, 2009, the Company issued 10,200,000 shares of its common stock for $510,000 cash.  Of this, $19,000 was recorded as a stock subscription payable because the shares were not issued until after the end of the fiscal year.  During this year the Company also issued 100,000 common shares for options exercised at $0.05 per share.   An additional 300,000 shares of common stock were issued for services at $0.91 per share based on the market value of the stock on the date of issuance.

During the year ended June 30, 2010, the Company issued 600,000 shares of common stock for $30,000 cash.  During this year the Company also issued 380,000 in fulfillment of the $19,000 stock subscription payable recorded in the previous year and 2,225,000 shares of common stock for options exercised at $0.10 per share.  The Company also issued 225,000 common shares to a public relations and marketing firm as compensation for services performed valued at $0.17 per share based on the stock price on the date of issuance.  During the 2010 fiscal year the Company issued 1,000,000 warrants with a fair value of $230,000 in exchange for services.  The fair value of the warrants was determined using the Black-Scholes valuation model under the assumptions detailed in Note 7.

During the three months ended September 30, 2010, the Company issued 550,000 shares of common stock for $55,000 cash to warrant holders upon the exercise of the warrants.  The Company also issued 1,150,000 shares of common stock to consultants for services performed.  The stock was valued at $222,000 based on the average price of $0.19 per share trading price on the dates of issuance.  Of the total $222,000 of stock issued, $72,000 was capitalized as a prepaid expense and will be amortized to professional fees over the one year life of the service contract.  The remaining $150,000 was expensed as professional fees upon issuance.

During the three months ended December 31, 2010, the Company also issued 3,000,000 shares of common stock with 3,000,000 attached warrants for cash proceeds of $300,000.  The warrants are exercisable for a two year period at an exercise price of $0.15.  The Company valued these warrants using the Black-Scholes valuation model using the assumptions detailed in footnote 7 and attributed a total of $175,226 of the total $300,000 proceeds to the warrants based on their relative fair value.

NOTE 5 – STOCK OPTIONS AND WARRANTS

The estimated value of the compensatory common stock purchase warrants granted to non-employees in exchange for services and financing expenses is determined using the Black-Scholes evaluation model.

On June 10, 2010, the Company entered into an Investor Relations Agreement for investor and public relations services.  The services will include organizing presentations in several European cities, assistance with coverage in the German financial media, and certain shareholder relations matters. Under the Agreement, the Company agreed to compensate the consultant with options to purchase 1,000,000 shares of our common stock at an exercise price of $0.20 per share.

During the years ended June 30, 2010 and 2009, the estimated value of the compensatory common stock purchase warrants granted to non-employees in exchange for services and financing expenses was determined using the Black-Scholes pricing model and the following assumptions: expected term of 2-5 years, a risk free interest rate of 2.05-3.35%, a dividend yield of 0% and volatility of 90-907%. The amount of the expense charged to operations for compensatory options and warrants granted in exchange for services was $1,758,233.

During the six months ended December 31, 2010 no compensatory common stock purchase options were granted.  During this period the Company issued 3,000,000 warrants in conjunction with common stock sold for cash.  These warrants have a two year life and an exercise price of $0.15.  The Company calculated a relative fair value for these warrants based on a volatility of 380% and a stock price on the date of issuance of $0.12-$0.20.

IVANY NGUYEN, INC.
Notes to the Financial Statements
December 31, 2010 and 2009

NOTE 5 – STOCK OPTIONS AND WARRANTS (CONTINUED)

Changes in stock options issued through December 31, 2010 were as follows:

	Number Of Options	Weighted Average Exercise Price	Value if Exercised
Outstanding, June 30, 2007	-	$-	$-
Granted	2,500,000	0.10	250,000
Exercised	-	-	-
Cancelled	-	-	-
Outstanding, June 30, 2008	2,500,000	0.10	250,000
Exercisable, June 30, 2008	2,500,000	0.10	250,000

Granted	-	-	-
Exercised	100,000	0.01	500
Cancelled	-	-	-
Outstanding, June 30, 2009	2,400,000	0.10	250,500
Exercisable, June 30, 2009	2,400,000	0.10	250,500

Granted	1,000,000	0.20	200,000
Exercised	(2,250,000)	0.10	(225,000)
Cancelled	-	-	-
Outstanding, June 30, 2010	1,150,000	0.20	225,500
Exercisable, June 30, 2010	1,150,000	0.20	225,500

Granted	3,000,000	0.15	450,000
Exercised	(550,000)	0.10	(55,000)
Cancelled	-	-	-
Outstanding, December 31, 2010	3,600,000	$0.17	$620,500
Exercisable, December 31, 2010	3,600,000	$0.17	$620,500

NOTE 6 – SUBSEQUENT EVENTS

In accordance with ASC 855, Company management reviewed all material events through February 10, 2011, the date these financial statements were issued, and has determined that there are no additional material subsequent events to report.

Item 2.     Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.   These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.  We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe-harbor provisions.  Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Description of Business

Ivany Nguyen, Inc. was formed as a Delaware corporation on July 13, 1999.  Our principal executive offices are located at 7 Ingram Drive, suite 128 Toronto, Ontario, Canada M6M 2L7.  Our telephone number is 1-888 648-9366 EXT 2.

We are engaged in building an agricultural company focused on the development of bamboo in South-East Asia.  We identified a key area where we believe we can harvest an existing bamboo resource and produce end products destined for both local markets in South East Asia as well as abroad.

We also hold certain metallic permits in Alberta.  We intend on selling these permits and their related exploration data in order to divest ourselves from the mining sector and move toward a pure agricultural focus.

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Laos Bamboo Property License

Recently, we have successfully secured provincial and federal government approval to proceed with the development of our proposed bamboo harvesting project in Attapeu Province in Laos.  Under official document no. 1334/SNL, the federal Department of Agriculture & Forest in Laos has granted us approval to extract and harvest 5000 hectares of bamboo.  In addition, we have been granted approval by the Attapeu Provincial Agency of Land Management to build a factory, storage and nursery facilities on a 20 hectare land parcel located within the industrial zone of the Attapeu Province. This approval has been granted by the pursuant to official document no. 0580/QDDD.  Furthermore, the Laos federal government in has granted our foreign investment license and we have been approved by the Committee of Incentive and Management of Domestic & Foreign Investment as a 100% holder pursuant to Official Document No. 1193-KH-DT.

The quality of the bamboo is such that we are planning to harvest it for multiple downstream products.  The licensed areas are in close proximity to electrical grids and are accessible by paved roads. Skilled labor can be readily accessed in the nearby local communities where our planned production facilities will be located. Under our arrangements with the government, we had until the November 20, 2010 to open a corporate bank account in Laos and to deposit $210,000, which represents 30% of the $700,000 in total registered capital of our project.   As of February 14, 2011 we have not yet opened a bank account in Laos or deposited the required $210,000.00 dollars. As at February 14, 2011, provincial and federal government approval to proceed with the development of our proposed bamboo harvesting project in Attapeu Province in Laos is still in effect, and talks are in progress with the local Laos authorities for new terms.  After making this initial deposit, we will receive a stamp from the Ministry of Finance and will be able to proceed in using our funds to purchase the equipment needed to build our factory, as well as hiring the necessary labor.  We have broken down our planned factory construction and production goals into two phases.  In Phase 1, we plan on developing operations which will produce bamboo skewers and bamboo chips.  In Phase 2, we plan on expanding our factory and production lines to include a full bamboo flooring line.  In order to satisfy the government requirements regarding our project, we need to conclude Phase 1 and demonstrate our serious intent on producing bamboo in Laos before continuing to Phase 2.

Phase 1 Cost Estimates
Concrete Slab	$12,500.00
Electrical Panel & Grid Connection	$13,500.00
Agricultural Building	$65,000.00
Chipper & Conveyor Line	$75,000.00
Skewer Lines	$15,000.00
Bailing Machine	$3,500.00
Labour	$8,000.00
Office	$10,000.00
Green-House	$3,500.00
Equipment & Supplies	$4,000.00
Total:	$210,000.00

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During the quarter ended December 31, 2010, our management was able to raise total additional capital in the amount of $300,000 through a private offering conducted under Rule 506 of Regulation D.  We will need to raise additional funds to enable us to complete Phase 1 of our development plan as set forth above.   As of February 14, 2011 we have not yet opened a bank account in Laos or deposited the required $210,000.00 dollars.  As of February 14, 2011, provincial and federal government approval to proceed with the development of our proposed bamboo harvesting project in Attapeu Province in Laos is still in effect, and talks are in progress with the local Laos authorities for new terms.

Mineral Properties

Zama Lake Pb-Zn Property

The Zama Lake Pb-Zn property consists of 6 sections of a metallic permit with each section covering approximately 256 hectares for a total of 1536 hectares located 700 km north northwest of Edmonton Alberta.  The property previously consisted of 10 metallic permits covering an area of approximately 92,160 hectares. The property is a grass roots Pb-Zn play staked as the result of the discovery of anomalous sphalerite and galena grains found in till samples collected during diamond exploration. The property area is forested and hosts parts of the Zama Lake Oil and Gas field.  Zama Lake and Zama City are oil industry support bases and are located within the property.

Exploration on the Zama Lake property consisting of till sampling, examination of indicator mineral concentrates and silt geochemistry indicates the likely proximal presence of Pb-Zn mineralization near surface. The best potential likely exists along structural breaks (faults), collapse structures, porous zones (tuffs), and proximal or up dip of petroleum zones. This potential likely exists beyond the carbonates at depth and into the shale. Further work is required to evaluate the Zama Lake property.

The property that is the subject of the Zama Lake property is undeveloped and does not contain any open-pit or underground mines which can be rehabilitated. There is no commercial production plant or equipment located on the property that is the subject of the mineral claim. Our exploration program has been exploratory in nature and there is no assurance that mineral reserves will be found.  After completing the initial minimum $400,000 exploration program required to maintain our metallic permits in good standing until May 2010, and conducting an airborne geophysical survey, our consulting geologist recommended that we keep 3840 acres which will lower our minimum expenditures required to maintain the mineral permits. In order to maintain the metallic mineral permits in good standing until May 2012, and to evaluate the potential of the Zama Lake property further, an exploration program costing approximately $30,000 will be required.

6

Results of Operations for the three and six months ended December 31, 2010 and 2009

We have not earned any revenues since the inception of our current business operations.  We incurred expenses and a net loss in the amount of $144,160 for the three months ended December 31, 2010, compared to expenses and a net loss of $284,561 for the three months ended December 31, 2009. We incurred expenses and a net loss in the amount of $380,808 for the six months ended December 31, 2010, compared to expenses and a net loss of $382,572 for the six months ended December 31, 2009. Our expenses during the three and six months ended December 31, 2010 and the three and six months ended December 31, 2009 consisted primarily of professional fees and general and administrative expenses. We have incurred total expenses and a net loss of $4,396,778 from the inception of our current operations through December 31, 2010.

Our losses are attributable to operating expenses together with a lack of any revenues.  We anticipate our operating expenses will increase as we continue with our plan of operations.

Liquidity and Capital Resources

As of December 31, 2010, we had current assets in the amount of $270,146 consisting of cash in the amount of $207,812 and prepaid expenses in the amount of $62,334. Our current liabilities as of December 31, 2010 consisted of accounts payable in the amount of $56,904. Thus, we had working capital of $213,242 as of December 31, 2010.

We have incurred cumulative net losses of $4,396,778 since inception of our current operations. We have not attained profitable operations and are dependent upon obtaining financing to pursue significant exploration and development activities. We do not anticipate earning revenues until such time that we are into commercial production of our current and/or potential resources properties. We are presently in the development stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our mineral properties, or if such resources are discovered, that we will enter into commercial production.  In addition, we can provide no firm assurance that our efforts to commence our proposed bamboo project in Laos will be successful or that our contemplated harvesting operations can be successfully commenced.

Significant additional capital will be required in order to our planned bamboo processing business into full operation.  Management estimates that construction of the physical plant will require approximately $210,000 and an additional $490,000 will be required to undertake full commercial bamboo harvesting operations on our licensed property in Laos. Although we were able to raise additional equity capital in the amount of $300,000 during the quarter ended December 31, 2010, we anticipate that Phase 1 of our development plan will consume nearly all of our capital resources.  Accordingly, in order to undertake full commercial bamboo harvesting operations, we will need to continue raising substantial additional equity capital. Although our efforts to raise additional equity capital are ongoing, we currently do not have any firm arrangements for the required equity financing and we may not be able to obtain such financing when required, in the amount necessary under to fund the planned bamboo operation, or on terms that are financially feasible.

Off Balance Sheet Arrangements

As of December 31, 2010, there were no off balance sheet arrangements.

7

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant exploration activities. We have incurred cumulative net losses of $4,396,778 since our inception of our current operations and require capital for our contemplated operational and marketing activities to take place. Our ability to raise additional capital through the future issuances of the common stock is unknown. The obtainment of additional financing, the successful development of our contemplated plan of operations, and our transition, ultimately, to the attainment of profitable operations are necessary for us to continue operations.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Currently, we do not believe that any accounting policies fit this definition.

Recently Issued Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505):
Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

8

Item 3.     Quantitative and Qualitative Disclosures About Market Risk

A smaller reporting company is not required to provide the information required by this Item.

Item 4T.     Controls and Procedures

We carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) as of December 31, 2010.  This evaluation was carried out under the supervision and with the participation of our Chief Executive Officer, Mr. Derek Ivany, and our Chief Financial Officer, Mr. Victor Cantore.  Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of December 31, 2010, our disclosure controls and procedures are not effective.  There have been no changes in our internal controls over financial reporting during the quarter ended December 31, 2010.

Management determined that the material weaknesses that resulted in controls being ineffective are primarily due to lack of resources and number of employees. Material weaknesses exist in the segregation of duties required for effective controls and various reconciliation and control procedures not regularly performed due to the lack of staff and resources.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act are recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Limitations on the Effectiveness of Internal Controls

Our management does not expect that our disclosure controls and procedures or our internal control over financial reporting will necessarily prevent all fraud and material error. Our disclosure controls and procedures are designed to provide reasonable assurance of achieving our objectives and our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective at that reasonable assurance level.  Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the internal control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate.

9

PART II – OTHER INFORMATION

Item 1.     Legal Proceedings

We are not a party to any pending legal proceeding. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Item 1A:  Risk Factors

A smaller reporting company is not required to provide the information required by this Item.

Item 2.     Unregistered Sales of Equity Securities and Use of Proceeds

On October 27, 2010, we issued 1,000,000 Units to a single purchaser pursuant to Rule 506 under Regulation D for a purchase price of $0.10 per Unit ($100,000). Each unit consisted of one share of common stock and one warrant to purchase one share of common stock for a price of $0.15, exercisable for 24 months.  These shares were offered and sold exclusively to accredited investors and we did not engage in any general solicitation or advertising regarding the shares.

On December 3, 2010, we issued 2,000,000 Units to a single purchaser pursuant to Rule 506 under Regulation D for a purchase price of $0.10 per Unit ($200,000). Each unit consisted of one share of common stock and one warrant to purchase one share of common stock for a price of $0.15, exercisable for 24 months.  These shares were offered and sold exclusively to accredited investors and we did not engage in any general solicitation or advertising regarding the shares.

Item 3.     Defaults upon Senior Securities

None

Item 4.     [Removed and Reserved]

Item 5.     Other Information

None

Item 6.      Exhibits

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation, as amended (1)
3.2	Bylaws, as amended (2)
31.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

1	Incorporated by reference to Annual Report on Form 10-KSB for the period ended June 30, 2002 filed on December 19, 2002.
2	Incorporated by reference to the Registration Statement on Form 10 filed December 28, 1999.

10

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ivany Nguyen, Inc.

Date:	February 14, 2011

By: /s/ Derek Ivany Derek Ivany Title: Chief Executive Officer and Director

CERTIFICATIONS

I, Derek Ivany, certify that;

1.	I have reviewed this quarterly report on Form 10-Q for the quarter ended December 31, 2010 of Ivany Nguyen, Inc. (the “registrant”);

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: February 14, 2011
/s/ Derek Ivany
By: Derek Ivany
Title: Chief Executive Officer

CERTIFICATIONS

I, Victor Cantore, certify that;

1.	I have reviewed this quarterly report on Form 10-Q for the quarter ended December 31, 2010 of Ivany Nguyen, Inc. (the “registrant”);

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: February 14, 2011
/s/ Victor Cantore
By: Victor Cantore
Title: Chief Financial Officer

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Quarterly Report of Ivany Nguyen, Inc. (the “Company”) on Form 10-Q for the quarter ended December 31, 2010 filed with the Securities and Exchange Commission (the “Report”), I,  Derek Ivany, Chief Executive Officer of the Company, and I, Victor Cantore, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Derek Ivany
Name:	Derek Ivany
Title:	Principal Executive Officer and Director
Date:	February 14, 2011

By:	/s/ Victor Cantore
Name:	Victor Cantore
Title:	Principal Financial Officer and Director
Date:	February 14, 2011

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q

[X]	Quarterly Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the quarterly period ended March 31, 2011

[ ]	Transition Report pursuant to 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from __________ to__________

Commission File Number: 000-27645

Ivany Nguyen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	88-0258277
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7 Ingram Drive, Suite 128, Toronto, Ontario, Canada M6M 2L7
(Address of principal executive offices)

(888) 648-9366 Ext. 2
(Registrant’s telephone number)
_____________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days [X] Yes [ ] No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). [ ] Yes [X] No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

[ ] Large accelerated filer Accelerated filer	[ ] Non-accelerated filer
[X] Smaller reporting company

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). [] Yes [X] No

State the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date: 44,206,877 as of May 10, 2011.

1

2

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

Our financial statements included in this Form 10-Q are as follows:
F-1	Balance Sheets as of March 31, 2011 and June 30, 2010 (unaudited);
F-2	Statements of Operations for the three and nine months ended March 31, 2011 and 2010 and period from Inception to March 31, 2011 (unaudited);
F-3	Statements of Stockholders’ Equity (Deficit) for period from June 30, 2005 to March 31, 2011 (unaudited);
F-4	Statements of Cash Flows for the nine months ended March 31, 2011 and 2010 and period from Inception to March 31, 2011 (unaudited);
F-5	Notes to Financial Statements;

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the SEC instructions to Form 10-Q.  In the opinion of management, all adjustments considered necessary for a fair presentation have been included.  Operating results for the interim period ended March 31, 2011 are not necessarily indicative of the results that can be expected for the full year.

3

IVANY NGUYEN, INC.
(An Exploration Stage Company)
Balance Sheets
(Unaudited)

ASSETS

	March 31,	June 30,
	2011	2010

CURRENT ASSETS

Cash	$74,887	$69,461
Prepaid expenses	44,581	-

Total Current Assets	119,468	69,461

EQUIPMENT, net	-	1,266

TOTAL ASSETS	$119,468	$70,727

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$58,595	$53,422

Total Current Liabilities	58,595	53,422

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock; 10,000,000 shares authorized, at $0.001 par value, none issued or outstanding and outstanding	-	-
Common stock; 200,000,000 shares authorized, at $0.001 par value, 44,206,877 and 39,506,877 shares issued and outstanding, respectively	44,207	39,507
Additional paid-in capital	10,963,972	10,391,672
Deficit accumulated during the exploration stage	(10,947,306)	(10,413,874)

Total Stockholders' Equity (Deficit)	60,873	17,305

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$119,468	$70,727

The accompanying notes are an integral part of these financial statements.

IVANY NGUYEN, INC.
(An Exploration Stage Company)
Statements of Operations
(Unaudited)

					From Inception
	For the Three Months Ended		For the Nine Months Ended		Through
	March 31,		March 31,		March 31,
	2011	2010	2011	2010	2011

REVENUES	$-	$-	$-	$-	$-

OPERATING EXPENSES

Exploration	-	-	-	-	170,873
Professional fees	116,878	85,181	458,664	194,839	1,572,776
General and administrative	35,491	11,953	73,502	283,857	2,254,468
Impairment of mining properties	-	-	-	-	545,221
Depreciation	255	505	1,266	1,515	6,064

Total Operating Expenses	152,624	97,639	533,432	480,211	4,549,402

LOSS FROM OPERATIONS	(152,624)	(97,639)	(533,432)	(480,211)	(4,549,402)

INCOME TAX EXPENSE	-	-	-	-	-

LOSS FROM CONTINUING OPERATIONS	(152,624)	(97,639)	(533,432)	(480,211)	(4,549,402)

DISCONTINUED OPERATIONS	-	-	-	-	(6,397,904)

NET LOSS	$(152,624)	$(97,639)	$(533,432)	$(480,211)	$(10,947,306)

BASIC LOSS PER SHARE	$(0.00)	$(0.00)	$(0.01)	$(0.01)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	44,206,877	37,477,638	41,943,141	36,980,594

The accompanying notes are an integral part of these financial statements

IVANY NGUYEN, INC.
(An Exploration Stage Company)
Statements of Stockholders' Equity (Deficit)
(Unaudited)

					Deficit
				Stock	Accumulated	Total
			Additional	Subscription	During the	Stockholders'
	Common Stock		Paid-In	(Receivable)	Exploration	Equity
	Shares	Amount	Capital	Payable	Stage	(Deficit)

Balance, June 30, 2005	246,032	$246	$6,215,095	$-	$(6,330,697)	$(115,356)

Net loss for the year ended June 30, 2006	-	-	-	-	(28,518)	(28,518)

Balance, June 30, 2006	246,032	246	6,215,095	-	(6,359,215)	(143,874)

Net loss for the year ended June 30, 2007	-	-	-	-	(38,689)	(38,689)

Balance, June 30, 2007	246,032	246	6,215,095	-	(6,397,904)	(182,563)

Mineral properties acquired for common stock	20,150,000	20,150	77,958	-	-	98,108

Common stock issued for cash	5,055,845	5,056	1,273,191	-	-	1,278,247

Value of options granted	-	-	1,528,233	-	-	1,528,233

Net loss for the year ended June 30, 2008	-	-	-	-	(2,631,422)	(2,631,422)

Balance, June 30, 2008	25,451,877	25,452	9,094,477	-	(9,029,326)	90,603

Common stock issued for services at $0.91	300,000	300	272,700	-	-	273,000

Common stock issued for exercised options at $0.05 per share	100,000	100	4,900	-	-	5,000

Common stock issued for cash at $0.05 per share	10,200,000	10,200	480,800	19,000	-	510,000

Net loss for the year ended June 30, 2009	-	-	-	-	(520,690)	(520,690)

Balance, June 30, 2009	36,051,877	36,052	9,852,877	19,000	(9,550,016)	357,913

Common stock issued for stock subscription payable	380,000	380	18,620	(19,000)	-	-

Common stock issued for cash at $0.05 per share	600,000	600	29,400	-	-	30,000

Common stock issued for exercised options at $0.10 per share	2,250,000	2,250	222,750	-	-	225,000

Common stock issued for services at $0.17 per shared	225,000	225	38,025	-	-	38,250

Fair value of warrants issued for services	-	-	230,000	-	-	230,000

Net loss for the year ended June 30, 2010	-	-	-	-	(863,858)	(863,858)

Balance, June 30, 2010	39,506,877	39,507	10,391,672	-	(10,413,874)	17,305

Common stock issued for services at $0.19 per shared (unaudited)	1,150,000	1,150	220,850	-	-	222,000

Common stock and warrants issued for cash (unaudited)	3,000,000	3,000	297,000	-	-	300,000

Warrants exercised for cash at $0.10 per share (unaudited)	550,000	550	54,450	-	-	55,000

Net loss for the nine months ended March 31, 2011 (unaudited)	-	-	-	-	(533,432)	(533,432)

Balance, March 31, 2011 (unaudited)	44,206,877	$44,207	$10,963,972	$-	$(10,947,306)	$60,873

The accompanying notes are an integral part of these financial statements

IVANY NGUYEN, INC.
(An Exploration Stage Company)
Statements of Cash Flows
(Unaudited)

			From Inception
	For the Nine Months Ended		Through
	March 31,		March 31,
	2011	2010	2011
OPERATING ACTIVITIES

Net loss	$(533,432)	$(480,211)	$(10,947,306)
Adjustments to reconcile net loss to net cash used by operating activities:
Discountinued operations	-	-	6,215,341
Value of options granted	-	-	1,758,233
Common stock issued for services	177,419	-	488,669
Depreciation	1,266	1,515	6,064
Impairment of mining properties	-	-	545,221
Changes in operating assets and liabilities:
Change in accounts payable	5,173	18,577	58,595

Net Cash Used in Operating Activities	(349,574)	(460,119)	(1,875,183)

INVESTING ACTIVITIES

Purchase of mineral properties	-	-	(447,113)
Purchase of computer equipment	-	-	(6,064)

Net Cash Used in Investing Activities	-	-	(453,177)

FINANCING ACTIVITIES

Proceeds from common stock	355,000	245,000	2,403,247
Repayment of notes payable	-	(47,357)	(40,247)
Proceeds from notes payable	-	-	40,247
Repayment to shareholder	-	-	(160,962)
Borrowings from shareholder	-	374	160,962

Net Cash Provided by Financing Activities	355,000	198,017	2,403,247

NET INCREASE (DECREASE) IN CASH	5,426	(262,102)	74,887
CASH AT BEGINNING OF PERIOD	69,461	455,263	-

CASH AT END OF PERIOD	$74,887	$193,161	$74,887

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

NON CASH FINANCING ACTIVITIES:
Common stock issued for mineral properties	$-	$-	$98,108
Common stock issued for prepaid expenses	72,000	-	72,000

The accompanying notes are an integral part of these financial statements

IVANY NGUYEN, INC.
Notes to the Financial Statements
March 31, 2011 and June 30, 2010

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2011 and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's June 30, 2010 audited financial statements.  The results of operations for the period ended March 31, 2011 is not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  During the nine months ended March 31, 2011 the Company realized a net loss of $533,432 and has incurred an accumulated deficit of $10,947,306.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company currently has consulting agreements with two of the Company’s officers.  Each agreement authorizes each member to receive $6,000 per month in consulting fees along with reimbursement of expenses incurred on the Company’s behalf.  During the nine months ended March 31, 2011 the Company paid $308,581 in combined fees and expense reimbursements to these two officers.

NOTE 4 – CAPITAL STOCK TRANSACTIONS

Preferred stock
The authorized preferred stock is 10,000,000 shares with a par value of $0.001. As of March 31, 2011, the Company has no shares of preferred stock issued or outstanding.

Common stock
The authorized common stock is 200,000,000 shares with a par value of $0.001. As of March 31, 2011 and June 30, 2010, 44,206,877 and 39,506,877 shares were issued and outstanding, respectively.

During the year ended June 30, 2007, the Company completed a reverse split on its common stock from 500 shares to 1 share. The reverse stock split is reflected on a retroactive basis.

IVANY NGUYEN, INC.
Notes to the Financial Statements
March 31, 2011 and June 30, 2010

NOTE 4 – CAPITAL STOCK TRANSACTIONS (CONTINUED)

During the year ended June 30, 2008, the Company issued 5,055,845 shares of its common stock for cash of $1,278,247. The Company also issued 20,150,000 shares of its common stock for mineral properties valued at $98,108.  The Company issued 2,500,000 options valued at $1,528,233.

During the year ended June 30, 2009, the Company issued 10,200,000 shares of its common stock for $510,000 cash.  Of this, $19,000 was recorded as a stock subscription payable because the shares were not issued until after the end of the fiscal year.  During this year the Company also issued 100,000 common shares for options exercised at $0.05 per share.   An additional 300,000 shares of common stock were issued for services at $0.91 per share based on the market value of the stock on the date of issuance.

During the year ended June 30, 2010, the Company issued 600,000 shares of common stock for $30,000 cash.  During this year the Company also issued 380,000 in fulfillment of the $19,000 stock subscription payable recorded in the previous year and 2,225,000 shares of common stock for options exercised at $0.10 per share.  The Company also issued 225,000 common shares to a public relations and marketing firm as compensation for services performed valued at $0.17 per share based on the stock price on the date of issuance.  During the 2010 fiscal year the Company issued 1,000,000 warrants with a fair value of $230,000 in exchange for services.  The fair value of the warrants was determined using the Black-Scholes valuation model under the assumptions detailed in Note 7.

During the nine months ended March 31, 2011, the Company issued 550,000 shares of common stock for $55,000 cash to warrant holders upon the exercise of the warrants.  The Company also issued 1,150,000 shares of common stock to consultants for services performed.  The stock was valued at $222,000 based on the average price of $0.19 per share trading price on the dates of issuance.  Of the total $222,000 of stock issued, $72,000 was capitalized as a prepaid expense and will be amortized to professional fees over the one year life of the service contract.  The remaining $150,000 was expensed as professional fees upon issuance.

During the nine months ended March 31, 2011, the Company also issued 3,000,000 shares of common stock with 3,000,000 attached warrants for cash proceeds of $300,000.  The warrants are exercisable for a two year period at an exercise price of $0.15.  The Company valued these warrants using the Black-Scholes valuation model using the assumptions detailed in footnote 7 and attributed a total of $175,226 of the total $300,000 proceeds to the warrants based on their relative fair value.

NOTE 5 – STOCK OPTIONS AND WARRANTS

The estimated value of the compensatory common stock purchase warrants granted to non-employees in exchange for services and financing expenses is determined using the Black-Scholes evaluation model.

On June 10, 2010, the Company entered into an Investor Relations Agreement for investor and public relations services.  The services will include organizing presentations in several European cities, assistance with coverage in the German financial media, and certain shareholder relations matters. Under the Agreement, the Company agreed to compensate the consultant with options to purchase 1,000,000 shares of our common stock at an exercise price of $0.20 per share.

During the years ended June 30, 2010 and 2009, the estimated value of the compensatory common stock purchase warrants granted to non-employees in exchange for services and financing expenses was determined using the Black-Scholes pricing model and the following assumptions: expected term of 2-5 years, a risk free interest rate of 2.05-3.35%, a dividend yield of 0% and volatility of 90-907%. The amount of the expense charged to operations for compensatory options and warrants granted in exchange for services was $1,758,233.

During the nine months ended March 31, 2011 no compensatory common stock purchase options were granted.  During this period the Company issued 3,000,000 warrants in conjunction with common stock sold for cash.  These warrants have a two year life and an exercise price of $0.15.  The Company calculated a relative fair value for these warrants based on a volatility of 380% and a stock price on the date of issuance of $0.12-$0.20.

IVANY NGUYEN, INC.
Notes to the Financial Statements
March 31, 2011 and June 30, 2010

NOTE 5 – STOCK OPTIONS AND WARRANTS (CONTINUED)

Changes in stock options issued through March 31, 2011 were as follows:
		Weighted
	Number	Average	Value
	Of	Exercise	if
	Options	Price	Exercised
Outstanding, June 30, 2007	-	$-	$-
Granted	2,500,000	0.10	250,000
Exercised	-	-	-
Cancelled	-	-	-
Outstanding, June 30, 2008	2,500,000	0.10	250,000
Exercisable, June 30, 2008	2,500,000	0.10	250,000

Granted	-	-	-
Exercised	100,000	0.01	500
Cancelled	-	-	-
Outstanding, June 30, 2009	2,400,000	0.10	250,500
Exercisable, June 30, 2009	2,400,000	0.10	250,500

Granted	1,000,000	0.20	200,000
Exercised	(2,250,000)	0.10	(225,000)
Cancelled	-	-	-
Outstanding, June 30, 2010	1,150,000	0.20	225,500
Exercisable, June 30, 2010	1,150,000	0.20	225,500

Granted	3,000,000	0.15	450,000
Exercised	(550,000)	0.10	(55,000)
Cancelled	-	-	-
Outstanding, March 31, 2011	3,600,000	$0.17	$620,500
Exercisable, March 31, 2011	3,600,000	$0.17	$620,500

NOTE 6 – SUBSEQUENT EVENTS

In accordance with ASC 855, Company management reviewed all material events through the date these financial statements were issued, and has determined that there are no additional material subsequent events to report.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.  Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Description of Business

Ivany Nguyen, Inc. was formed as a Delaware corporation on July 13, 1999.  Our principal executive offices are located at 7 Ingram Drive, suite 128 Toronto, Ontario, Canada M6M 2L7.  Our telephone number is 1-888 648-9366 EXT 2.

We are engaged in building an agricultural company focused on the development of bamboo in South-East Asia.  We identified a key area where we believe we can harvest an existing bamboo resource and produce end products destined for both local markets in South East Asia as well as abroad.

We also hold certain metallic permits in Alberta.

4

Laos Bamboo Property License

Recently, we have successfully secured provincial approval to proceed with the development of our proposed bamboo project in Attapeu Province in Laos.  In addition, we have been granted approval by the Attapeu Provincial Agency of Land Management to build a factory, storage and nursery facilities on a 20 hectare land parcel located within the industrial zone of the Attapeu Province, pending a capital registration deposit of $210,000 USD. This approval has been granted pursuant to official document no. 0580/QDDD. Furthermore, the Laos federal government has granted our foreign investment license and we have been approved by the Committee of Incentive and Management of Domestic & Foreign Investment as a 100% holder pursuant to Official Document No. 1193-KH-DT.  We have recently submitted additional documentation to the Federal government in Vientenne Lao PDR and are awaiting further approval to conduct a feasibility study and environmental impact study on 5000 hectares in Attapeu, Lao PDR.

The quality of the bamboo is such that we are planning to harvest it for multiple downstream products.  The licensed areas are in close proximity to electrical grids and are accessible by paved roads. Skilled labor can be readily accessed in the nearby local communities where our planned production facilities will be located. Under our arrangements with the government, we had until the November 20, 2010 to open a corporate bank account in Laos and to deposit $210,000, which represents 30% of the $700,000 in total registered capital of our project.   As of May 12, 2011 we have not yet opened a bank account in Laos or deposited the required $210,000.00 dollars. As at May 12, 2011, provincial and federal government approval to proceed with the development of our proposed bamboo harvesting project in Attapeu Province in Laos is still in effect, and talks are in progress with the local Laos authorities for new terms.  After making this initial deposit, we will receive a stamp from the Ministry of Finance and will be able to proceed in using our funds to purchase the equipment needed to build our factory, as well as hiring the necessary labor.  We have broken down our planned factory construction and production goals into two phases.  In Phase 1, we plan on developing operations which will produce bamboo skewers and bamboo chips.  In Phase 2, we plan on expanding our factory and production lines to include a full bamboo flooring line.  In order to satisfy the government requirements regarding our project, we need to conclude Phase 1 and demonstrate our serious intent on producing bamboo in Laos before continuing to Phase 2.

Phase 1 Cost Estimates
Concrete Slab	$12,500.00
Electrical Panel & Grid Connection	$13,500.00
Agricultural Building	$65,000.00
Chipper & Conveyor Line	$75,000.00
Skewer Lines	$15,000.00
Bailing Machine	$3,500.00
Labour	$8,000.00
Office	$10,000.00
Green-House	$3,500.00
Equipment & Supplies	$4,000.00

Total:	$210,000.00

During the quarter ended December 31, 2010, our management was able to raise total additional capital in the amount of $300,000 through a private offering conducted under Rule 506 of Regulation D.  We will need to raise additional funds to enable us to complete Phase 1 of our development plan as set forth above.   As of May 12, 2011 we have not yet opened a bank account in Laos or deposited the required $210,000.00 dollars.  As of May 12, 2011, provincial and federal government approval to proceed with the development of our proposed bamboo harvesting project in Attapeu Province in Laos is still in effect, and talks are in progress with the local Laos authorities for new terms.

5

Mineral Properties

Zama Lake Pb-Zn Property

The Zama Lake Pb-Zn property consists of 6 sections of a metallic permit with each section covering approximately 256 hectares for a total of 1536 hectares located 700 km north northwest of Edmonton Alberta.  The property previously consisted of 10 metallic permits covering an area of approximately 92,160 hectares. The property is a grass roots Pb-Zn play staked as the result of the discovery of anomalous sphalerite and galena grains found in till samples collected during diamond exploration. The property area is forested and hosts parts of the Zama Lake Oil and Gas field.  Zama Lake and Zama City are oil industry support bases and are located within the property.

Exploration on the Zama Lake property consisting of till sampling, examination of indicator mineral concentrates and silt geochemistry indicates the likely proximal presence of Pb-Zn mineralization near surface. The best potential likely exists along structural breaks (faults), collapse structures, porous zones (tuffs), and proximal or up dip of petroleum zones. This potential likely exists beyond the carbonates at depth and into the shale. Further work is required to evaluate the Zama Lake property.

The property that is the subject of the Zama Lake property is undeveloped and does not contain any open-pit or underground mines which can be rehabilitated. There is no commercial production plant or equipment located on the property that is the subject of the mineral claim. Our exploration program has been exploratory in nature and there is no assurance that mineral reserves will be found.  After completing the initial minimum $400,000 exploration program required to maintain our metallic permits in good standing until May 2010, and conducting an airborne geophysical survey, our consulting geologist recommended that we keep 3840 acres which will lower our minimum expenditures required to maintain the mineral permits. In order to maintain the metallic mineral permits in good standing until May 2012, and to evaluate the potential of the Zama Lake property further, an exploration program costing approximately $30,000 will be required.

6

Results of operations for the three and nine months ended March 31, 2011 and 2010, and for the period from inception through March 31, 2011

We have not earned any revenues since the inception of our current business operations.  We incurred expenses and a net loss in the amount of $152,624 for the three months ended March 31, 2011, compared to expenses and a net loss of $97,639 for the three months ended March 31, 2010. We incurred expenses and a net loss in the amount of $533,432 for the nine months ended March 31, 2011, compared to expenses and a net loss of $480,211 for the nine months ended March 31, 2010. Our expenses during the three and nine months ended March 31, 2011 and the three and nine months ended March 31, 2010 consisted primarily of professional fees and general and administrative expenses. We have incurred total expenses and a net loss of $4,549,402 from the inception of our current operations through March 31, 2011.

Our losses are attributable to operating expenses together with a lack of any revenues.  We anticipate our operating expenses will increase as we continue with our plan of operations

Liquidity and Capital Resources

As of March 31, 2011, we had current assets in the amount of $119,468 consisting of cash in the amount of $74,887 and prepaid expenses in the amount of $44,581. Our current liabilities as of March 31, 2011 consisted of accounts payable in the amount of $58,595. Thus, we had working capital of $60,873 as of March 31, 2011.

We have incurred cumulative net losses of $4,549,402 since inception of our current operations. We have not attained profitable operations and are dependent upon obtaining financing to pursue significant exploration and development activities. We do not anticipate earning revenues until such time that we are into commercial production of our current and/or potential resources properties. We are presently in the development stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our mineral properties, or if such resources are discovered, that we will enter into commercial production.  In addition, we can provide no firm assurance that our efforts to commence our proposed bamboo project in Laos will be successful or that our contemplated harvesting operations can be successfully commenced.

Significant additional capital will be required in order to our planned bamboo processing business into full operation.  Management estimates that construction of the physical plant will require approximately $210,000 and an additional $490,000 will be required to undertake full commercial bamboo harvesting operations on our licensed property in Laos.  Accordingly, in order to undertake full commercial bamboo harvesting operations, we will need to continue raising substantial additional equity capital. Although our efforts to raise additional equity capital are ongoing, we currently do not have any firm arrangements for the required equity financing and we may not be able to obtain such financing when required, in the amount necessary under to fund the planned bamboo operation, or on terms that are financially feasible.

7

Off Balance Sheet Arrangements

As of March 31, 2011, there were no off balance sheet arrangements.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant exploration activities. We have incurred cumulative net losses of $4,549,402  since our inception of our current operations and require capital for our contemplated operational and marketing activities to take place. Our ability to raise additional capital through the future issuances of the common stock is unknown. The obtainment of additional financing, the successful development of our contemplated plan of operations, and our transition, ultimately, to the attainment of profitable operations are necessary for us to continue operations.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Currently, we do not believe that any accounting policies fit this definition.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

A smaller reporting company is not required to provide the information required by this Item.

8

Item 4. Controls and Procedures

We carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) as of March 31, 2011.  This evaluation was carried out under the supervision and with the participation of our Chief Executive Officer, Derek Ivany, and our Chief Financial Officer, Victor Cantore.  Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of March 31, 2011, our disclosure controls and procedures are not effective.  There have been no changes in our internal controls over financial reporting during the quarter ended March 31, 2011.

Management determined that the material weaknesses that resulted in controls being ineffective are primarily due to lack of resources and number of employees. Material weaknesses exist in the segregation of duties required for effective controls and various reconciliation and control procedures not regularly performed due to the lack of staff and resources.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act are recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Limitations on the Effectiveness of Internal Controls

Our management does not expect that our disclosure controls and procedures or our internal control over financial reporting will necessarily prevent all fraud and material error. Our disclosure controls and procedures are designed to provide reasonable assurance of achieving our objectives and our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective at that reasonable assurance level.  Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the internal control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate.

9

PART II – OTHER INFORMATION

Item 1. Legal Proceedings

We are not a party to any pending legal proceeding. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Item 1A: Risk Factors

A smaller reporting company is not required to provide the information required by this Item.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None

Item 3. Defaults upon Senior Securities

None

Item 4. Removed and Reserved

Item 5. Other Information

None

Item 6. Exhibits

Exhibit Number	Description of Exhibit
31.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

10

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ivany Nguyen, Inc.

Date:	May 16, 2011

By: /s/ Derek Ivany Derek Ivany Title: Chief Executive Officer, Principal Executive Officer and Director

Date:	May 16, 2011

By: /s/ Victor Cantore Victor Cantore Title: Chief Financial Officer, Principal Accounting Officer and Director

CERTIFICATIONS

I, Derek Ivany, certify that;

1.	I have reviewed this quarterly report on Form 10-Q for the quarter ended March 31, 2011 of Ivany Nguyen, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 16, 2011
/s/ Derek Ivany
By: Derek Ivany
Title: Chief Executive Officer

CERTIFICATIONS

I, Victor Cantore, certify that;

1.	I have reviewed this quarterly report on Form 10-Q for the quarter ended March 31, 2011 of Ivany Nguyen, Inc.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 16, 2011
/s/ Victor Cantore
By: Victor Cantore
Title: Chief Financial Officer

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Ivany Nguyen, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2011 filed with the Securities and Exchange Commission (the “Report”), we, Derek Ivany, Chief Executive Officer of the Company, and Victor Cantore, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Derek Ivany
Name:	Derek Ivany
Title:	Principal Executive Officer and Director
Date:	May 16, 2011

By:	/s/ Victor Cantor
Name:	Victor Cantore
Title:	Principal Financial Officer and Director
Date:	May 16, 2011

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.